Exhibit 10.36

                                AMENDMENT NO. 10
 TO TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT FOR WOMEN'S COLLECTIONS

     This Amendment no. 10, dated as of March 29, 2006, is to the Trademark License and Technical Assistance Agreement for Women's Collections dated March 4, 1998, as previously amended (the "Agreement"), by and between Latitude Licensing Corp. ("Licensor") and I.C. Isaacs & Company L.P. ("Licensee" who together with Licensor, are hereinafter referred to as the "Parties"). Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

     WHEREAS, pursuant to Section 8.1 of the Agreement, Licensee must annually spend upon advertising of the Products throughout the Territory a minimum of three percent (3%) of Net Sales but no less than $400,000 (the "Minimum Advertising Expense"); and

     WHEREAS, Licensor and Licensee wish to amend the Agreement with respect to the Minimum Advertising Expense for 2007-2009 to reflect an increase in the advertising budget for 2007-2009 in order to, among other things, facilitate and support a repositioning of the Girbaud brand for better store distribution.

     NOW, THEREFORE, in consideration of the foregoing, and the terms and provisions hereinbelow set forth, and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree, as follows:

     1.   Section 8 - Advertising and Promotion

     Section 8.1 of the Agreement is hereby amended by inserting the following at the end of the second sentence thereof before the period thereto:

     ", provided that for each of 2007, 2008 and 2009 the Minimum Advertising Expense shall be increased by an additional $200,000."

     2.   Full Force and Effect

     Except as expressly amended herby, the Agreement and all terms and provisions thereof are and shall continue to be in full force and effect.

                            [Signatures on Next Page]


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     IN WITNESS WHEREOF, the parties, by their duly authorized  representatives, have executed this Amendment no. 10 as of the date first above written.


LATITUDE LICENSING CORP.             I.C. ISAACS & COMPANY L.P.

                                     By: I.C. Isaacs & Company, Inc.,
                                           its General Partner
By:    /s/ Serge J. Massat
      --------------------------
Name:  Serge J Massat
      --------------------------
Title: Secretary                     By: /s/ Peter J. Rizzo
      --------------------------         ---------------------------------------
                                         Peter J. Rizzo, Chief Executive Officer